Registration No.

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          PEOPLES BANCORPORATION, INC.
             (Exact name of registrant as specified in its charter)


          South Carolina                                    57-09581843
(State or other jurisdiction of                             (I.R.S. Employer
incorporation or organization)                              Identification No.)

               1818 East Main Street, Easley, South Carolina 29640
              (Address of principal executive offices and zip code)

                          PEOPLES BANCORPORATION, INC.
                  2007 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN
                            (Full title of the Plan)

            William B. West                       Copies to:
      Peoples Bancorporation, Inc.               George S. King, Jr., Esquire
        Executive Vice President                 Suzanne Hulst Clawson, Esquire
         1818 East Main Street                   Haynsworth Sinkler Boyd, P.A.
      Easley, South Carolina 29640               1201 Main Street, Suite 2200
(Name and address of agent for service)          Columbia, South Carolina 29201

                                                       (803) 779-3080
          (864) 859-2265
   (Telephone number, including
   area code, of agent for service)

                         Calculation of Registration Fee
                         -------------------------------
                                                                                 Proposed
                                                         Proposed                maximum
  Title of securities          Amount to be          maximum offering       aggregate offering          Amount of
    to be registered          registered(1)         price per share(2)           price(2)            registration fee
    ----------------          -------------         ------------------           --------            ----------------
Common Stock,
$1.11 par value               84,491 shares              $10.675               $901,941.43                $27.69

(1) This registration statement also covers such indeterminable number of additional shares as may become issuable to prevent dilution in the event of stock splits, stock dividends or similar transactions pursuant to the terms of the Plan.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h)(1) under the Securities Act of 1933, based on the average of the bid and asked prices of the shares reported on August 10, 2007, which was $10.675.

                                                         Exhibit Index on page 6

                                  INTRODUCTION

         This Registration Statement on Form S-8 relates to registration of 84,491 shares of Peoples Bancorporation, Inc. common stock, which are reserved for issuance pursuant to the Registrant's 2007 Non-Employee Directors Stock Option Plan.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

       The documents containing the information specified in Part I of Form S-8 will be sent or given to directors who participate in the Peoples Bancorporation, Inc. 2007 Non-Employee Directors Stock Option Plan as required by Rule 428(b)(1) promulgated under the Securities Act of 1933 (the "Securities Act").

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

 Item 3.      Incorporation of Documents by Reference.

        The Registrant hereby incorporates by reference into this Registration Statement the following documents filed with the Commission:

       (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 2006 (File No. 000-20616).

       (b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the Registrant's most recent Annual Report on Form 10-K.

       (c) The description of the Registrant's common stock contained in the Registrant's Form 8-A, File No. 000-20616, filed April 28, 1998, as amended in Registrant's Form 8-K filed September 20, 2004, and any subsequent amendment or report filed for the purpose of updating such description.

       All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference, or deemed to be incorporated by reference, herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or any other subsequently filed document that also is incorporated by reference, or is deemed to be incorporated by reference, herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. The Company's Exchange Act file number with the Commission is 000-20616.

 Item 4.      Description of Securities

              Not applicable.

 Item 5.      Interests of Named Experts and Counsel.

              Not applicable.

 Item 6.      Indemnification of Directors and Officers.

        Article Twelve of the Registrant's Articles of Incorporation provides that the Registrant shall indemnify any person who (i) is or was a director,


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

officer, employee, or agent of the Registrant or (ii) while a director, officer, employee, or agent of the Registrant, is or was serving at the request of the Registrant as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, to the fullest extent that a corporation may or is required to grant indemnification to a director under the South Carolina Business Corporation Act of 1988 (the "Corporation Act"). The Registrant may indemnify any person to such further extent as permitted by law.

       Article Thirteen of the Registrant's Articles of Incorporation provides that no director of the Registrant shall be personally liable to the Registrant or its shareholders for monetary damages for breach of fiduciary duty as a director; provided, however, that to the extent required by applicable law, Article Thirteen shall not eliminate or limit the liability of a director (i) for the breach of the director's duty of loyalty to the Registrant or its shareholders, (ii) for acts or omissions not in good faith or which involve gross negligence, intentional misconduct or a knowing violation of law, (iii) imposed under Section 33-8-330 of the Corporation Act, or (iv) for any
transaction from which the director derives an improper personal benefit. Article Thirteen further provides that, if applicable law is amended to authorize corporate action further eliminating or limiting liability of directors, then the liability of each director of the Registrant shall be eliminated or limited to the fullest extent permitted by applicable law, as amended. Neither the amendment or repeal of Article Thirteen, nor the adoption of any provision of the Articles of Incorporation inconsistent with Article Thirteen shall eliminate or reduce the effect of Article Thirteen in respect of any acts or omissions occurring prior to such amendment, repeal or adoption of an inconsistent provision.

       Under the Corporation Act, a corporation has the power to indemnify directors and officers who meet the standards of good faith and reasonable belief that conduct was lawful and in the corporate interest (or not opposed thereto) set forth in the Corporation Act. The Corporation Act also empowers a corporation to provide insurance for directors and officers against liability arising out of their positions even though the insurance coverage is broader than the power of the corporation to indemnify. Under the Corporation Act, unless limited by its articles of incorporation, a corporation must indemnify a director or officer who is wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director or officer against reasonable expenses incurred by him in connection with the proceeding. The Registrant's Articles of Incorporation do not provide otherwise. The provisions of the Corporation Act which deal with indemnification are codified at Sections 33-8-500 through -580 of the Code of Laws of South Carolina 1976, amended.

       In addition, the Company maintains directors' and officers' liability insurance for the benefit of its directors and officers.

 Item 7.      Exemption from Registration Claimed.

              Not applicable.

 Item 8.      Exhibits.

     4 Peoples Bancorporation, Inc. 2007 Non-Employee Directors Stock Option Plan, as amended (incorporated by reference to Registrant's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2007).

     5        Opinion of Haynsworth Sinkler Boyd, P.A.

     23.1     Consent of Elliott Davis, LLC.

     23.2     Consent of Haynsworth Sinkler Boyd, P.A. (included in Exhibit 5).

     24       Power of Attorney (included on signature page)

 Item 9.      Undertakings.

         The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

       (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

       (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

       Provided, however, that paragraphs (1)(i) and (1) (ii) of this undertaking do not apply to this Registration Statement on Form S-8 to the extent that the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to
       Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser.

       (i)  Any   preliminary   prospectus  or  prospectus  of  the  undersigned
       Registrant relating to the offering required to be filed pursuant to Rule 424;

       (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

       (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

       (iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

        (5) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

The Registrant

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Easley, State of South Carolina on July 19, 2007.

                              PEOPLES BANCORPORATION, INC.


                              By: s/R. Riggie Ridgeway
                                  ------------------------------------------
                              R. Riggie Ridgeway
                              President and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following person in the capacities indicated on July 19, 2007.


                              By: s/Robert E. Dye, Jr.
                                  ------------------------------------------
                              Robert E. Dye, Jr.
                              Senior Vice President and Chief Financial Officer
                               (Principal Accounting and Financial Officer)

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William B. West and Robert E. Dye, Jr., jointly and severally, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documentation in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on July 19, 2007.

                                           Director
-----------------------------------
Paul C. Aughtry, III

                                           Director
-----------------------------------
Charles E. Dalton

s/Robert E. Dye, Jr.                       Senior Vice President, Secretary and
-----------------------------------        Director
Robert E. Dye, Jr.

s/W. Rutledge Galloway                     Director
-----------------------------------
W. Rutledge Galloway

s/R. David Land                            Director
-----------------------------------
R. David Land

                                           Director
-----------------------------------
E. Smyth McKissick, III

s/Eugene W. Merritt, Jr.                   Director
-----------------------------------
Eugene W. Merritt, Jr.

s/George B. Nalley, Jr.                    Chairman and Director
-----------------------------------
George B. Nalley, Jr.

s/G. Weston Nalley                         Director
-----------------------------------
G. Weston Nalley

s/Timothy J. Reed                          Director
-----------------------------------
Timothy J. Reed

s/Larry D. Reeves                          Director
-----------------------------------
 Larry D. Reeves

s/R. Riggie Ridgeway                       President, Chief Executive Officer,
-----------------------------------        and Director
R. Riggie Ridgeway

s/William R. Rowan, III                    Director
-----------------------------------
William R. Rowan, III
s/D. Gray Suggs                            Director
-----------------------------------
D. Gray Suggs

s/A. J. Thompson, Jr., M.D.                Director
-----------------------------------
A. J. Thompson, Jr., M. D.

s/William B. West                          Executive Vice President and Director
-----------------------------------
William B. West

                                  EXHIBIT INDEX

Exhibit No.   Description

     4 Peoples Bancorporation, Inc. 2007 Non-Employee Directors Stock Option Plan, as amended (incorporated by reference to Registrant's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2007.)

     5        Opinion of Haynsworth Sinkler Boyd, P.A.

     23.1     Consent of Elliott Davis, LLC.

     23.2     Consent of Haynsworth Sinkler Boyd, P.A. (included in Exhibit 5).

     24       Power of Attorney (included on signature page)



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